NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN LAND LEASES TRADEPORT BUILDING

NEW YORK, NEW YORK (August 15, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced that its real estate business, Griffin Land, LLC, signed a long-term, full building lease for its 137,000 square foot industrial building  located within New England Tradeport ("Tradeport"), a 600 acre master planned business park in Windsor and East Granby, Connecticut that was planned and developed by Griffin Land.  The lease is with one of Griffin Land's current tenants and will result in the relocation of the tenant from another Griffin Land building within Tradeport.  The new lease is for an additional approximately 80,000 square feet and occupancy is expected to take place in the Fall 2014.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein, including the timing of the occupancy related to the new lease, are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin. Griffin’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including those set forth in Item 1A under the heading “Risk Factors” of Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013 filed with the Securities and Exchange Commission on February 13, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.